UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/02/2008

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

300 Welsh Road, Building 1, Suite 100, Horsham, PA 19044
(Address of principal executive offices, including zip code)

215 706 5302
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On May 2, 2008, the Compensation Committee of the Board of Directors of NutriSystem, Inc. (the "Company") approved the termination of the NutriSystem, Inc. 2000 Equity Incentive Plan for Outside Directors and Consultants (the "2000 Plan"), effective as of the date on which the Company's stockholders approve the adoption of the NutriSystem, Inc. 2008 Long-Term Incentive Plan ("2008 Plan"). The 2008 Plan will be presented for approval to the Company's stockholders at the Company's Annual Meeting of Stockholders on May 13, 2008.

The 2000 Plan was put in place by the Company for the purpose of providing, among other things, option and restricted stock grants to the Company's non-employee directors and consultants. The Company's non-employee directors and consultants that were covered by the 2000 Plan will now be eligible for grants under the 2008 Plan, subject to approval of the 2008 Plan by the Company's stockholders. Any grants outstanding under the 2000 Plan as of the date of its termination will continue in full force and effect under the terms of the 2000 Plan immediately prior to its termination.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: May 02, 2008	By:	/s/ David D Clark
David D Clark
Chief Financial Officer